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                                                                     EXHIBIT 4.1

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                            Group 1 Automotive, Inc.,
                                    as Issuer

                                       and

                     The Subsidiary Guarantors named herein,
                            as Subsidiary Guarantors


                                       TO

                       IBJ Whitehall Bank & Trust Company
                                     Trustee



                             ----------------------



                               FIRST SUPPLEMENTAL

                                    INDENTURE

                            Dated as of March 5, 1999


                             ----------------------





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         THIS FIRST SUPPLEMENTAL INDENTURE, dated as of March 5, 1999, among
Group 1 Automotive, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), each of the Subsidiary Guarantors named herein and IBJ Whitehall Bank & Trust Company, a New York Banking Corporation, as trustee (the "Trustee"), to the INDENTURE, dated as of March 5, 1999, among the Company, each of the Subsidiary Guarantors named therein and the Trustee (the "Original Indenture", the Original Indenture, as supplemented hereby, being referred to herein as the "Indenture"),

                              W I T N E S S E T H :

         WHEREAS, the Company has duly authorized, as a series of Securities under the Indenture, its 10 7/8% Senior Subordinated Notes due March 1, 2009 (the "Notes");

         WHEREAS, the Company and the Subsidiary Guarantors have duly authorized the execution and delivery of this Supplemental Indenture to establish the Notes as a series of Securities under the Original Indenture and to provide for, among other things, the issuance of and the form and terms of the Notes and additional covenants and Events of Default for purposes of the Notes and the Holders thereof;

         WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement according to its terms have been done; and

         WHEREAS, the foregoing recitals are made as statements of fact by the Company and the Subsidiary Guarantors and not by the Trustee;

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:


                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 101.  DEFINITIONS

         For all purposes of this First Supplemental Indenture and the Notes, except as otherwise expressly provided or unless the subject matter or context otherwise requires:

         "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided that direct or indirect beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to control.

         "Asset Disposition" by any Person means any transfer, conveyance, sale, lease or other disposition (but excluding the creation of any Lien) by such Person or any of its Restricted Subsidiaries (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary, but excluding a disposition by a Restricted Subsidiary of such Person to such Person or a Wholly Owned Restricted Subsidiary of such Person or by such Person to a Wholly Owned Restricted Subsidiary of such Person) of:

         (1) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Restricted Subsidiary of such Person,

         (2) substantially all of the assets of such Person or any of its Restricted Subsidiaries representing a division or line of business or

         (3) other assets or rights of such Person or any of its Restricted Subsidiaries outside of the ordinary course of business, provided in each case that the aggregate consideration for such transfer, conveyance, sale, lease or other disposition is equal to $1 million or more.

         Notwithstanding the foregoing, the term "Asset Disposition" shall not include:

         (1) a Restricted Payment that is made in compliance with Section 302 hereof,

         (2) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary or the contribution to the capital of any Unrestricted Subsidiary, in either case in compliance with the applicable provisions of the Indenture or

         (3)      any transaction subject to and consummated in compliance with
                  Section 312 hereof.

         "Average Life" means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (1) the sum of the products of the number of years from such date of determination to the dates of each successive scheduled principal payments of such Debt by (2) the sum of all such principal payments.

         "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with generally accepted accounting principles.

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         "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person.

         "Cash Equivalents" means:

         (1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition,

         (2) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Senior Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better,

         (3) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
                  (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above,

         (4) commercial paper having a rating of at least P-1 from Moody's Investors Service, Inc. (or its successors) and a rating of at least A-1 from Standard & Poor's Ratings Group (or its successors),

         (5) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (2) above, provided all such deposits do not exceed $5 million in the aggregate at any one time and

         (6) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (4) above.

         A "Change of Control" will be deemed to have occurred at such time as either:

         (1) any Person (other than a Permitted Holder) or any Person (other than Permitted Holders) acting together that would constitute a "group" (a "Group") for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto, shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto) at least 50% of the aggregate voting power of all classes of Voting Stock of the Company; or

         (2) any Person (other than a Permitted Holder) or Group (other than Permitted Holders) shall succeed in having a sufficient number of its nominees elected to the Board of Directors of the Company such that such nominees, when added to any existing director remaining on the Board of Directors of the Company after such election who was a nominee of or is an Affiliate of such Person or Group, will constitute a majority of the Board of Directors of the Company;

provided, that a transaction effected to create a holding company of the Company, (i) pursuant to which the Company becomes a Wholly Owned Subsidiary of such holding company, and (ii) as a result of which the holders of Capital Stock of such holding company are substantially the same as the holders of Capital Stock of the Company immediately prior to such transaction, shall not be deemed to involve a "Change of Control"; provided further that following such a holding company transaction, references in this definition of "Change of Control" shall thereafter be treated as references to such holding company.

         "Closing Date" means March 5, 1999.

         "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "Consolidated Cash Flow Available for Fixed Charges" for any period means the Consolidated Net Income for such period increased by the sum of:

         (1)      Consolidated Interest Expense for such period, plus

         (2)      Consolidated Income Tax Expense for such period, plus

         (3) the consolidated depreciation and amortization expense included in the income statement of the Company and its Restricted Subsidiaries for such period, plus

         (4) other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) included in the income statement of the Company and its Restricted Subsidiaries for such period; minus

         (5) non-cash items increasing Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with generally accepted accounting principles;

provided, however, that there shall be excluded therefrom the Consolidated Cash Flow Available for Fixed Charges (if positive) of any Restricted Subsidiary that is not a Subsidiary Guarantor (calculated separately for such Restricted Subsidiary in the same manner as provided above for the Company) that is subject to a restriction which prevents the payment of dividends or the making of distributions to the Company or another Restricted Subsidiary to the extent of such restriction.

         "Consolidated Cash Flow Coverage Ratio" as of any date of determination means the ratio of:

         (1) Consolidated Cash Flow Available for Fixed Charges for the period of the most recently completed four consecutive fiscal quarters for which quarterly or annual financial statements are available to

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         (2)      Consolidated Fixed Charges for such period;

provided, however, that Consolidated Fixed Charges shall be adjusted to give effect on a pro forma basis to any Debt that has been Incurred by the Company or any Restricted Subsidiary since the end of such period that remains outstanding and to any Debt that is proposed to be Incurred by the Company or any Restricted Subsidiary as if in each case such Debt had been Incurred on the first day of such period and as if any Debt that is or will no longer be outstanding as the result of the Incurrence of any such Debt had not been outstanding as of the first day of such period; provided, however, that in making such computation, the Consolidated Interest Expense attributable to interest on any proposed Debt bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period; and provided further that, in the event the Company or any of its Restricted Subsidiaries has made Asset Dispositions or acquisitions of assets not in the ordinary course of business (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) during or after such period, such computation shall be made on a pro forma basis as if the Asset Dispositions or acquisitions had taken place on the first day of such period.

         "Consolidated Fixed Charges" for any period means the sum of:

         (1)      Consolidated Interest Expense and

         (2) the consolidated amount of interest capitalized by the Company and its Restricted Subsidiaries during such period calculated in accordance with generally accepted accounting principles.

         "Consolidated Income Tax Expense" for any period means the consolidated provision for income taxes of the Company and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with generally accepted accounting principles.

         "Consolidated Interest Expense" means for any period the consolidated interest expense, other than floor plan interest expense, included in a consolidated income statement (without deduction of interest income) of the Company and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with generally accepted accounting principles, including without limitation or duplication (or, to the extent not so included, with the addition of):

         (1)      the amortization of Debt discounts;

         (2) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities;

         (3) net fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements;

         (4) Preferred Stock dividends of the Company and its Restricted Subsidiaries (other than with respect to Redeemable Stock) declared and paid or payable;

         (5) accrued Redeemable Stock dividends of the Company and its Restricted Subsidiaries, whether or not declared or paid;

         (6) interest on Debt guaranteed by the Company and its Restricted Subsidiaries; and

         (7) the portion of any rental obligation allocable to interest expense.

         "Consolidated Net Income" for any period means the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles; provided that there shall be excluded therefrom:

         (1) the net income (or loss) of any Person acquired by the Company or a Restricted Subsidiary in a pooling-of-interests transaction for any period prior to the date of such transaction,

         (2) the net income (or loss) of any Person that is not a Restricted Subsidiary except to the extent of the amount of dividends or other distributions actually paid to the Company or a Restricted Subsidiary by such Person during such period,

         (3) gains or losses on Asset Dispositions by the Company or its Subsidiaries,

         (4)      all extraordinary gains and extraordinary losses,

         (5)      the cumulative effect of changes in accounting principles,

         (6) non-cash gains or losses resulting from fluctuations in currency exchange rates and

         (7) the tax effect of any of the items described in clauses (1) through (6) above;

provided, further, that for purposes of any determination pursuant to the provisions of Section 302 hereof, there shall further be excluded therefrom the net income (but not net loss) of any Restricted Subsidiary that is not a Subsidiary Guarantor that is subject to a restriction which prevents the payment of dividends or the making of distributions to the Company or another Restricted Subsidiary to the extent of such restriction.

         "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with generally accepted accounting principles, less amounts attributable to Redeemable Stock of such Person; provided that, with respect to the Company, adjustments following the date of this Supplemental Indenture to the accounting books and records of the Company in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto) or otherwise resulting from the acquisition of control of the Company by another Person shall not be given effect to.

         "Consolidated Net Tangible Assets" of any Person means the total amount of assets (less applicable reserves and other properly deductible items) which under generally accepted accounting principles would be included on a consolidated balance sheet of such Person and its Restricted Subsidiaries after deducting therefrom:

         (1) all goodwill, trade names, trademarks, patents, patent applications, licenses, non-complete agreements, unamortized debt discount and expense and other like intangibles, which in each case under generally accepted accounting principles would be included on such consolidated balance sheet and

         (2)      appropriate deductions for any minority interests.

         "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent:

         (1)      every obligation of such Person for money borrowed;

         (2) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses;

         (3) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person;

         (4) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

         (5)      every Capital Lease Obligation of such Person;

         (6) all Receivables Sales of such Person which are sold with recourse to such Person;

         (7)      all Redeemable Stock issued by such Person;

         (8) if such Person is a Restricted Subsidiary, all Preferred Stock issued by such Person;

         (9) every net obligation under Interest Rate, Currency or Commodity Price Agreements of such Person; and

         (10) every obligation of the type referred to in clauses (1) through (9) of another Person and all dividends of another Person the payment of which, in either case, (a) such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise or (b) is secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt or dividends.

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Notwithstanding the foregoing, Debt shall not include any obligation arising from any agreement entered into in connection with the acquisition of any business or assets with any seller of such business or assets that (1) provides for the payment of earn-outs to such seller or (2) guarantees to such seller a minimum price to be realized by such seller upon the sale of any Common Stock of the Company that was issued by the Company to such seller in connection with such acquisition.

         The "amount" or "principal amount" of Debt at any time of determination as used herein represented by (a) any contingent Debt, shall be the maximum principal amount thereof, (b) any Debt issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles, (c) any Receivables Sale, shall be the amount for which there is recourse to the Seller, (d) any Redeemable Stock, shall be the maximum fixed redemption or repurchase price in respect thereof, and (e) any Preferred Stock, shall be the maximum voluntary or involuntary liquidation preference plus accrued and unpaid dividends in respect thereof, in each case as of such time of determination.

         "Designated Senior Debt" of the Company means:

         (1)      Debt of the Company under the Senior Credit Facility and

         (2)      any Senior Debt of the Company

                  (a) which at the time of determination exceeds $25 million in aggregate principal amount outstanding or available under a committed facility,

                  (b) which is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company and

                  (c) as to which the Trustee has received an Officers' Certificate of the Company specifying such Senior Debt as "Designated Senior Debt".

         "Equity Offering" means an offering of Common Stock of the Company that results in aggregate cash net proceeds to the Company of at least $25 million.

         "Floor Plan Debt" means Debt in an aggregate principal amount at any time not to exceed the value of the Inventory of the Company and its Restricted Subsidiaries, which Debt is secured primarily by a Lien on Inventory of the Company and/or its Restricted Subsidiaries.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person,

         (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt,

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         (2)      to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or

         (3) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing);

provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

         "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation including by acquisition of Subsidiaries or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

         "Interest Rate, Currency or Commodity Price Agreement" of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates, currency exchange rates or commodity prices or indices (excluding contracts for the purchase or sale of goods in the ordinary course of business).

         "Inventory" of any Person means the automobile and automobile parts and supplies inventories of such Person that are held for sale or lease, or are to be used or consumed by such Person, in the ordinary course of business. The value of each particular item of inventory shall be the historical purchase price thereof.

         "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property (other than Capital Stock that is neither Redeemable Stock nor Preferred Stock of a Restricted Subsidiary) to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, including any payment on a Guarantee of any obligation of such other Person, but shall not include

         (1) trade accounts receivable in the ordinary course of business on credit terms made generally available to the customers of such Person,

         (2) any Permitted Interest Rate, Currency or Commodity Price Agreement and

         (3) endorsements of negotiable instruments and documents in the ordinary course of business.

         "Investment Grade" means Baa3 or above in the case of Moody's (or the equivalent under any successor rating categories of Moody's) and BBB- or above in the case of S&P (or the equivalent under any successor rating categories of S&P).

         "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

         "Liquid Securities" means securities

         (1)      of an issuer that is not an Affiliate of the Company and

         (2) that are publicly traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market.

         "Moody's" means Moody's Investor Service, Inc. and its successors.

         "Net Available Proceeds" from any Asset Disposition by any Person means cash or Cash Equivalents received (including by way of sale or discounting of a note, instalment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Debt or other obligations relating to such properties or assets) therefrom by such Person, net of:

         (1) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition;

         (2) all payments made by such Person or its Restricted Subsidiaries on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition;

         (3) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition; and

         (4) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with generally accepted accounting principles against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case as determined by the Board of Directors, in its reasonable good faith judgment evidenced by a resolution of the Board of Directors filed with the Trustee; provided, however, that any reduction in such reserve within twelve months following the consummation of such Asset Disposition will be treated for all purposes of the Indenture and the Notes as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction.

         "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the Security Register on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Supplemental Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Offer Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Notes within five Business Days after the Offer Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain a description of the events requiring the Company to make the Offer to Purchase and all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

         (1) the Section of this Supplemental Indenture pursuant to which the Offer to Purchase is being made;

         (2)      the Offer Expiration Date and the Purchase Date;

         (3) the aggregate principal amount of the Outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the section of this Supplemental Indenture requiring the Offer to Purchase) (the "Purchase Amount");

         (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to this Supplemental Indenture) (the "Purchase Price");

         (5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

         (6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

         (7) that interest on any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

         (8) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

         (9) that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

         (10) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or their Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

         (11) that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased); and

         (12) that in the case of any Holder whose Note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

If any of the Notes subject to an Offer to Purchase is a Global Security, then the Offer shall be modified by the Company to the extent necessary to comply with the procedures of the Depositary applicable to repurchases. Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

         "Permitted Holder" means:

         (1)      each of B.B. Hollingsworth, Jr., John Turner and Scott
                  Thompson;

         (2) the members of the immediate family of any of the persons referred to in clause (1) above;

         (3) any trust created for the benefit of the persons described in clause (1) or (2) above or any of their estates; or

         (4) any other Person that is wholly owned by any one or more of the Persons described in clause (1), (2) or (3) above.

         "Permitted Interest Rate, Currency or Commodity Price Agreement" of any Person means any Interest Rate, Currency or Commodity Price Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Debt Incurred or proposed to be Incurred and which shall have a notional amount no greater than the payments due with respect to the Debt being hedged thereby, or in the case of currency or commodity protection agreements, against currency exchange rate or commodity price fluctuations in the ordinary course of business relating to then existing financial obligations or then existing or sold production and not for purposes of speculation.

         "Permitted Investments" means:

         (1) any Investment in the Company or a Restricted Subsidiary or a Person that will become or be merged into or consolidated with a Restricted Subsidiary as a result of such Investment,

         (2) any Investment in a Permitted Joint Venture which, together with any other outstanding Investment made pursuant to this clause (2), does not exceed the greater of $10 million or 2.5% of the Company's Consolidated Net Tangible Assets at the time of such Investment and

         (3) any non-cash consideration received in connection with an Asset Disposition that was made in compliance with Section 306 hereof.

         "Permitted Joint Venture" means any joint venture arrangement (which may be structured as a corporation, partnership, trust, limited liability company or any other Person):

         (1) in which the Company and its Restricted Subsidiaries own an equity interest of at least 25% of the equity interest of all joint venturers thereof and

         (2) which engages only in a business of the type conducted by the Company and its Subsidiaries on the Closing Date or any business ancillary thereto or supportive thereof.

         "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money.

         "Receivables Sale" of any Person means any sale of Receivables of such Person (pursuant to a purchase facility or otherwise), other than in connection with a disposition of the business operations of such Person relating thereto or a disposition of defaulted Receivables for purpose of collection and not as a financing arrangement.

         "Redeemable Stock" of any Person means any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) matures or is required to be redeemed (pursuant to any sinking fund obligation or otherwise) or is convertible into or exchangeable for Debt or is redeemable at the option of the holder thereof, in whole or in part, at any time prior to the final Stated Maturity of the Notes.

         "Replacement Assets" means:

         (1) properties and assets (other than cash or any Capital Stock or other security) that will be used in the automotive retail business, the business of the Company and its Restricted Subsidiaries as conducted on the Closing Date or any business ancillary thereto or supportive thereof; and

         (2) Capital Stock of any Person that is engaged in the automotive retail business, the business of the Company and its Restricted Subsidiaries as conducted on the Closing Date or any business ancillary thereto or supportive thereof and that will be merged or consolidated with or into a Restricted Subsidiary or that will become a Restricted Subsidiary.

         "Restricted Subsidiary" means any Subsidiary of the Company, whether existing on or after the Closing Date, unless such Subsidiary is an Unrestricted Subsidiary.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and its successors.

         "Sale and Leaseback Transaction" of any Person means an agreement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

         "Senior Credit Facility" means the Second Amended and Restated Revolving Credit Agreement dated as of November 10, 1998 among the Company, its subsidiaries, Chase Bank of Texas, National Association, as administrative agent, Comerica Bank, as floorplan agent, NationsBank, N.A. as documentation agent, U.S. Bank National Association, Bank of America, National Trust & Savings Association, Bank One, N.A. and BankBoston, N.A., as co-agents, and other lending institutions party thereto and any renewal, extension, refinancing or refunding thereof.

         "Senior Debt" means, with respect to any Person:

         (1) the principal of (and premium, if any) and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such

                  Person whether or not such claim for post-petition interest is allowed in such proceeding) on, and penalties and any obligation of such Person for reimbursement, indemnities and fees relating to, the Senior Credit Facility,

         (2) the principal of (and premium, if any) and interest on Debt of such Person for money borrowed, whether Incurred on or prior to the date of original issuance of the Notes or thereafter, and any amendments, renewals, extensions, modifications, refinancings and refundings of any such Debt and

         (3) Permitted Interest Rate Agreements and Permitted Currency Agreements entered into with respect to Debt described in clauses (1) and (2) above.

Notwithstanding the foregoing, the following shall not constitute Senior Debt:

         (1) any Debt as to which the terms of the instrument creating or evidencing the same provide that such Debt is on a parity with, or is not superior in right of payment to, the Notes or, in the case of a Subsidiary Guarantor, a Subsidiary Guarantee,

         (2) any Debt which is subordinated in right of payment in any respect to any other Debt of such Person, other than Debt under the Senior Credit Facility that is subordinated to other Debt under the Senior Credit Facility solely by reason of priority being granted under the Senior Credit Facility to "swingline", overdraft of similar tranches of Debt,

         (3)      Debt evidenced by the Notes or a Subsidiary Guarantee,

         (4) any Debt owed to a Person when such Person is a Subsidiary of such Person

         (5) any obligation of such Person with respect to any Capital Stock of such Person,

         (6) that portion of any Debt which is Incurred in violation of the Indenture,

         (7) Debt which, when Incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Person,

         (8) any liability for federal, state, local or other taxes owed or owing by such Person,

         (9) any Debt for the purchase of goods, materials or services, or consisting of operating lease rental payments, in the ordinary course of business or Debt consisting of trade payables or other current liabilities (other than current liabilities for money borrowed and the current portion of long-term Senior
                  Debt),

         (10) Debt of or amounts owed by such Person for compensation to employees or for services rendered, and

         (11) Debt issued as a dividend on, or in redemption of or exchange for, Capital Stock of such Person.

         "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that together with its Restricted Subsidiaries, represents 10% or more of the Company's total consolidated assets at the end of the most recent fiscal quarter for which financial information is available or 10% or more of the Company's consolidated net revenues or consolidated operating income for the most recent four quarters for which financial information is available.

         "Subordinated Debt" means Debt of the Company as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Debt shall be subordinate to the prior payment in full of the Notes to at least the following extent:

         (1) no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be permitted for so long as any default in the payment of principal (or premium, if any) or interest on the Notes exists;

         (2) in the event that any other default that with the passing of time or the giving of notice, or both, would constitute an event of default exists with respect to the Notes, upon notice by 25% or more in principal amount of the Notes to the Trustee, the Trustee shall have the right to give notice to the Company and the holders of such Debt (or trustees or agents therefor) of a payment blockage, and thereafter no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be made for a period of 179 days from the date of such notice; and

         (3)      such Debt may not

                  (A) provide for payments of principal of such Debt at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Debt upon an event of default thereunder), in each case prior to the final Stated Maturity of the Notes or

                  (B) permit redemption or other retirement (including pursuant to an offer to purchase made by the Company) of such other Debt at the option of the holder thereof prior to the final Stated Maturity of the Notes, other than a redemption or other retirement at the option of the holder of such Debt (including pursuant to an offer to purchase made by the Company) which is conditioned upon a change of control of the Company pursuant to provisions substantially similar to those described under "Change of Control" (and which shall provide that such Debt will not be repurchased pursuant to such provisions prior to the Company's repurchase of the Notes required to be repurchased by the Company pursuant to the provisions described under "Change of Control").

         "Subsidiary" of any Person means:

         (1) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or

         (2) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

         "Unrestricted Subsidiary" means:

         (1) any Subsidiary designated as such by the Board of Directors of the Company as set forth below where

                  (a) neither the Company nor any of its other Subsidiaries (other than another Unrestricted Subsidiary) provides credit support for, or Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary, and

                  (b) no default with respect to any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company and its Subsidiaries (other than another Unrestricted Subsidiary) to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity and

         (2)      any Subsidiary of an Unrestricted Subsidiary.

         The Board of Directors of the Company may designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any other Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary, provided that the Company could make a Restricted Payment in an amount equal to the greater of the fair market value and book value of such Subsidiary pursuant to Section 302 hereof and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the aggregate amount available for Restricted Payments thereunder.

         "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

SECTION 102.  TO BE READ WITH ORIGINAL INDENTURE

         The First Supplemental Indenture is a supplemental indenture within the meaning of the Original Indenture and the Original Indenture and this First Supplemental Indenture shall be read together and shall have effect, so far as practicable, as though all the provisions of the Original Indenture and this First Supplemental Indenture were contained in one instrument.

                                   ARTICLE TWO

                                    THE NOTES

SECTION 201.  DESIGNATION

         There is hereby authorized to be issued under the Original Indenture a series of Securities designated as "10 7/8% Senior Subordinated Notes due March 1, 2009".

SECTION 202.  LIMIT OF AGGREGATE PRINCIPAL AMOUNT

         The aggregate principal amount of Notes that may be authenticated and delivered (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 906 or 1107 of the Original Indenture and except for any Notes which, pursuant to Section 303 of the Original Indenture, are deemed never to have been authenticated and delivered) shall be limited to $100,000,000.

SECTION 203.  SUBSIDIARY GUARANTEES.

         (a) Subject to the provisions of this Section 203, the Notes shall have the benefit of the Subsidiary Guarantees.

         (b) In addition to the conditions contained in Section 1304 of the Original Indenture for release of Subsidiary Guarantors from their Subsidiary Guarantees, in the event that (1) any Subsidiary Guarantor ceases to have outstanding any Debt (including Guarantees) other than Debt consisting of Floor Plan Debt, Guarantees of Floor Plan Debt of the Company or such Subsidiary Guarantor's Subsidiary Guarantee and (2) the Company's corporate credit rating from either Moody's or S&P is Investment Grade, the Company may, at its option, obtain the release of such Subsidiary Guarantor's Subsidiary Guarantee by delivering an Officers' Certificate to the Trustee certifying to such effect. Upon delivery by the Company of such Officers' Certificate and an Opinion of Counsel stating that all conditions precedent herein provided for relating to the release of such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee and Article Thirteen of the Original Indenture have been complied with, such Subsidiary Guarantor shall be released and discharged of its obligations under its Subsidiary Guarantee and under Article Thirteen of the Original Indenture without any action on the part of the Trustee or any Holder, and the Trustee shall execute any documents reasonably required in order to acknowledge the release of such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee endorsed on the Securities and under Article Thirteen of the Original Indenture.

         (c) Notwithstanding the provisions of Article 1305 of the Original Indenture, the Company shall not be required to cause any Subsidiary of the Company that becomes a Restricted Subsidiary after the date of the Original Indenture to become a Subsidiary Guarantor unless such Restricted Subsidiary has outstanding any Debt (including Guarantees) other than Debt consisting of Floor Plan Debt or Guarantees of Floor Plan Debt of the Company.

         (d) In the event that any Restricted Subsidiary that is not a Subsidiary Guarantor Incurs any Debt other than Debt consisting of Floor Plan Debt or Guarantees of Floor Plan Debt of the Company, the Company will cause such Restricted Subsidiary to become a Subsidiary Guarantor with respect to the Notes as soon as practicable after such Restricted Subsidiary Incurs such Debt. The Company shall cause any such Restricted Subsidiary to become a Subsidiary Guarantor with respect to the Notes by executing and delivering to the Trustee
(a) a supplemental indenture, in form and substance satisfactory to the Trustee, which subjects such Person to the provisions (including the representations and warranties) of this Supplemental Indenture and the Original Indenture as a Subsidiary Guarantor and (b) an Officers' Certificate and an Opinion of Counsel stating that such supplemental indenture has been duly authorized and executed by such Person and such supplemental indenture and such Person's obligations under its Subsidiary Guarantee and this Supplemental Indenture and the Original Indenture constitute the legal, valid, binding and enforceable obligations of such Person (subject to such customary exceptions concerning creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion).

SECTION 204.  SUBORDINATION

         The definitions of Senior Debt and Designated Senior Debt which shall apply to the Notes and the Subsidiary Guarantees of the Notes are set forth in
Section 101 hereof.

SECTION 205.  DATE OF PAYMENT OF PRINCIPAL

         The principal of the Notes shall be payable on March 1, 2009.

SECTION 206.  INTEREST

         (1) The Notes shall bear interest at the rate of 10.875% per annum; provided, that any principal and premium and any installment of interest which is overdue shall bear interest at the rate of 11.875% per annum (to the extent that the payment of such interest shall be legally enforceable).

         (2) Interest in respect of the Notes shall accrue from and including March 5, 1999 or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for.

         (3) The Interest Payment Dates on which interest shall be payable in respect of the Notes shall be March 1 and September 1 in each year, commencing September 1, 1999.

         (4) The Regular Record Dates for interest in respect of the Notes shall be February 15 and August 15 (whether or not a Business Day) in respect of the interest payable on March 1 and September 1, respectively.

SECTION 207.  PLACE OF PAYMENT

         Payments of the principal, premium, if any, and interest on the Notes will be made at the office or agency of the Company maintained for that purpose in the City of New York, New York, provided that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register for the Notes.

SECTION 208.  REDEMPTION

         (a) The Notes may be redeemed at the election of the Company from time to time in the event that on or before March 1, 2002 the Company receives net proceeds from the sale of its Common Stock in one or more Equity Offerings, in which case the Company may, at its option and from time to time, use all or a portion of any such net proceeds to redeem Notes in an aggregate principal amount of up to $35,000,000; provided, however, that Notes in an aggregate principal amount equal to at least $65,000,000 remain outstanding after each such redemption. Any such redemption must occur on a Redemption Date within 75 days of any such sale at a Redemption Price of 110.875% of the principal amount of the Notes, together with accrued interest to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

         In the case of any redemption pursuant to this Section 208(a), in addition to the requirements of Section 1102 of the Original Indenture the Company shall also furnish the Trustee an Officers' Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the condition or conditions precedent to the right of the Company so to redeem have occurred or been satisfied. In addition to the information specified in Section 1104 of the Original Indenture, the notice of redemption shall include a brief statement setting forth the Company's right to effect such redemption and the Company's basis therefor.

         (b) The Notes further may be redeemed at the election of the Company, as a whole or from time to time in part, at any time on or after March 1, 2004, at the Redemption Prices specified in the form of Note attached hereto as Annex A together with accrued interest to the Redemption Date.

SECTION 209.  DEFEASANCE

         The Notes shall be defeasible pursuant to both of Section 1502 and
Section 1503 of the Original Indenture.

SECTION 210.  FORM

         The Notes shall be issuable in whole initially in the form of one or more Global Securities and shall be substantially in the form set forth in Annex A hereto. The Depository for such Global Securities shall be The Depository Trust Company, 55 Water Street, New York, New York 10004.

SECTION 211.  ADDITIONAL EVENTS OF DEFAULT

         In addition to the Events of Default contained in Section 501 of the Original Indenture, the following will constitute an Event of Default with respect to the Notes:

         (1) Default in the performance, or breach, of any of Sections 306, 309 or 312 hereof.

SECTION 212.  ADDITIONAL COVENANTS

         The covenants contained in Article Three of this First Supplemental Indenture shall apply to the Notes in addition to the covenants contained in Article Ten of the Original Indenture.

                                  ARTICLE THREE

                  ADDITIONAL COVENANTS APPLICABLE TO THE NOTES

SECTION 301.  LIMITATION ON DEBT

         The Company may not, and may not permit any Restricted Subsidiary to, Incur any Debt except that the Company and any Subsidiary Guarantor (but not any Restricted Subsidiary that is not a Subsidiary Guarantor) may Incur Debt if after giving pro forma effect to the Incurrence of such Debt and the receipt and application of the proceeds thereof the Consolidated Cash Flow Coverage Ratio of the Company would be greater than 2.0 to 1.

         Notwithstanding the foregoing limitation, the following Debt may be Incurred.

         (1) Debt of the Company or any Subsidiary Guarantor, other than Floor Plan Debt, under the Senior Credit Facility in an aggregate principal amount at any one time not to exceed the greater of $110 million or 30% of the Company's Consolidated Net Tangible Assets at the time of such Incurrence;

         (2) Debt of the Company or any Restricted Subsidiary consisting of Floor Plan Debt or Guarantees of Floor Plan Debt of the Company;

         (3) Debt owed by the Company to any Wholly Owned Restricted Subsidiary for which fair value has been received or Debt owed by a Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary; provided, however, that:

                  (a) any such Debt owing by the Company to a Wholly Owned Restricted Subsidiary shall be Subordinated Debt evidenced by an intercompany promissory note and

                  (b) upon either the transfer or other disposition by such Wholly Owned Restricted Subsidiary or the Company of any Debt so permitted to a Person other than the Company or another Wholly Owned Restricted Subsidiary or the issuance (other than directors' qualifying shares), sale, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Wholly Owned Restricted Subsidiary to a Person other than the Company or another such Wholly Owned Restricted Subsidiary, the provisions of this clause (3) shall no longer be applicable to such Debt and such Debt shall be deemed to have been Incurred at the time of such transfer or other disposition;

         (4) Debt consisting of the Notes, the Subsidiary Guarantees and Guarantees by Restricted Subsidiaries of any Debt Incurred to refinance or refund the Notes;

         (5) Debt of the Company or any Restricted Subsidiary consisting of Permitted Interest Rate, Currency or Commodity Price Agreements;

         (6) Debt which is exchanged for or the proceeds of which are used to refinance or refund, or any extension or renewal of (each of the foregoing, a "refinancing"),

                  (a)      the Notes,

                  (b) outstanding Debt that is not described in any other clause hereof that was outstanding as of the Closing Date after giving effect to the application of the proceeds from the sale of the Notes as described in
                           Schedule I hereto,

                  (c) outstanding Debt Incurred pursuant to the first paragraph of this Section 301, and

                  (d)      Debt previously Incurred pursuant to this clause (6),

         in each case in an aggregate principal amount not to exceed the principal amount of the Debt so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt so refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Company or the Restricted Subsidiary, as the case may be, incurred in connection with such refinancing; provided, however, that:

                  (i) Debt the proceeds of which are used to refinance the Notes or Debt which is pari passu with or subordinate in right of payment to the Notes shall only be permitted if (A) in the case of any refinancing of the Notes or Debt which is pari passu to the Notes, the refinancing Debt is Incurred by the Company and made pari passu to the Notes or subordinated to the Notes, and (B) in the case of any refinancing of Debt which is subordinated to the Notes, the refinancing Debt is Incurred by the Company and constitutes Debt that is subordinated to the Notes at least to the same extent as the Debt being refinanced;

                  (ii) the refinancing Debt by its terms, or by the terms of any agreement or instrument pursuant to which such Debt is issued, (A) does not have an Average Life that is less than the remaining Average Life of the Debt being refinanced and (B) does not permit redemption or other retirement (including pursuant to an offer to purchase) of such Debt at the option of the holder thereof prior to the final stated maturity of the Debt being refinanced, other than a redemption or other retirement at the option of the holder of such Debt (including pursuant to an offer to purchase) which is conditioned upon provisions substantially similar to those contained in Section 306 or Section 309 hereof;

                  (iii) in the case of any refinancing of Debt of the Company, the refinancing Debt may be Incurred only by the Company, and in the case of any refinancing of Debt of a Restricted Subsidiary, the refinancing Debt may be Incurred only by such Restricted Subsidiary or the Company; and

                  (iv) in the case of any refinancing of Preferred Stock of a Restricted Subsidiary, such Preferred Stock may be refinanced only with Preferred Stock of such Restricted Subsidiary; and

         (7) Debt of the Company or any Subsidiary Guarantor not otherwise permitted to be Incurred pursuant to clauses (1) through (6) above, which, together with any other outstanding Debt Incurred pursuant to this clause (7), and in both such cases including any renewals, extensions, substitutions, refinancings or replacements of such Debt has an aggregate principal amount not in excess of $25 million at any time outstanding.

         For purposes of determining compliance with this Section 301, in the event that an item of proposed Debt meets the criteria of more than one of the categories of Debt described in clauses (1) through (7) above, or is entitled to be Incurred pursuant to the first paragraph of this Section 301, the Company will be permitted to classify such item of Debt on the date of its Incurrence in any manner that complies with this covenant.

SECTION 302.  LIMITATION ON RESTRICTED PAYMENTS

         The Company:

         (1) may not, and may not permit any Restricted Subsidiary to, directly or indirectly, declare or pay any dividend or make any distribution (including any payment in connection with any merger or consolidation derived from assets of the Company or any Restricted Subsidiary) in respect of its Capital Stock or to the holders thereof (in their capacity as holders of Capital Stock), other than

                  (a) any dividends or distributions by the Company payable solely in shares of its Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire its Capital Stock (other than Redeemable Stock), and

                  (b) in the case of a Restricted Subsidiary, dividends or distributions payable to the Company or a Wholly Owned Restricted Subsidiary or pro rata dividends or distributions,

         (2) may not, and may not permit any Restricted Subsidiary to, purchase, redeem, or otherwise acquire or retire for value

                  (a) any Capital Stock of the Company or any Restricted Subsidiary or

                  (b) any options, warrants or other rights to acquire shares of Capital Stock of the Company or any Restricted Subsidiary or any securities convertible or exchangeable into shares of Capital Stock of the Company or any Restricted Subsidiary,

                  in each case except, in the case of Capital Stock of a Restricted Subsidiary, from the Company or a Wholly Owned Restricted Subsidiary;

         (3) may not make, or permit any Restricted Subsidiary to make, any Investment in any Unrestricted Subsidiary or any Affiliate or any Person that would become an Affiliate after giving effect thereto, other than a Permitted Investment; and

         (4) may not, and may not permit any Restricted Subsidiary to, redeem, repurchase, defease or otherwise acquire or retire for value prior to any scheduled maturity, repayment or sinking fund payment Debt of the Company which is subordinate in right of payment to the Notes

(each of clauses (1) through (4) being a "Restricted Payment") unless:

         (a) no Event of Default, or an event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, has occurred and is continuing or would result from such Restricted Payment,

         (b) the Company could Incur at least $1.00 of additional Debt pursuant to the terms of the first paragraph of Section 301 hereof, calculating the Consolidated Cash Flow Coverage Ratio on a pro forma basis to give effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four-fiscal-quarter period if such pro forma effect would affect the calculation of the Consolidated Cash Flow Coverage Ratio, and

         (c) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments from the Closing Date does not exceed the sum of:

                    (i) 50% of cumulative Consolidated Net Income (or, in the case Consolidated Net Income shall be negative, less 100% of such deficit) of the Company since January 1, 1999 through the last day of the last full fiscal quarter ending immediately preceding the date of such Restricted Payment for which quarterly or annual financial statements are available (taken as a single accounting period); plus

                   (ii) 100% of the aggregate net cash proceeds received by the Company after the Closing Date from contributions of capital or the issuance and sale (other than to a Subsidiary of the Company) of Capital Stock (other than Redeemable Stock) of the Company, options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) of the Company and Debt of the Company that has been converted into or exchanged for Capital Stock (other than Redeemable Stock and other than by or from a Subsidiary of the Company) of the Company after the Closing Date, provided that any such net proceeds received by the Company from an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination; plus

                  (iii) an amount equal to the net reduction in Investments by the Company and its Restricted Subsidiaries, subsequent to the Closing Date, in any Person subject to clause (3) above upon the disposition, liquidation or repayment (including by way of dividends) thereof or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, but only to the extent such amounts are not included in Consolidated Net Income and not to exceed in the case of any one Person the amount of Investments previously made by the Company and its Restricted Subsidiaries in such Person; plus

                   (iv)    $5 million.

         Notwithstanding the foregoing, so long as no Event of Default, or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and is continuing or would result therefrom:

         (1) the Company and any Restricted Subsidiary may pay any dividend on Capital Stock of any class within 60 days after the declaration thereof if, on the date when the dividend was declared, the Company or such Restricted Subsidiary could have paid such dividend in accordance with the foregoing provisions;

         (2) the Company may refinance any Debt otherwise permitted by clause (6) of the second paragraph of Section 301 hereof or redeem, acquire or retire any Debt solely in exchange for, by conversion into or with the net proceeds of the substantially concurrent sale (other than from or to a Subsidiary of the Company or from or to an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company) of shares of Capital Stock (other than Redeemable Stock) of the Company;

         (3) the Company may purchase, redeem, acquire or retire any shares of Capital Stock of the Company solely in exchange for, by conversion into or with the net proceeds of the substantially concurrent sale (other than from or to a Subsidiary of the Company or from or to an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company) of shares of Capital Stock (other than Redeemable Stock) of the Company; and

         (4) the Company may purchase or redeem any Debt from Net Available Proceeds to the extent permitted by Section 306 hereof.

Any payment made pursuant to clause (1) of this paragraph shall be a Restricted Payment for purposes of calculating aggregate Restricted Payments pursuant to the preceding paragraph and the amount of net proceeds from any exchange for, conversion into or sale of Capital Stock of the Company pursuant to clause (2) or (3) of this paragraph shall be excluded from the calculation of the amount available for Restricted Payments pursuant to clause (c)(ii) above.

SECTION 303. LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

         The Company may not, and may not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted
Subsidiary:

         (1) to pay dividends (in cash or otherwise) or make any other distributions in respect of its Capital Stock owned by the Company or any other Restricted Subsidiary or pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary;

         (2) to make loans or advances to the Company or any other Restricted Subsidiary; or

         (3) to transfer any of its property or assets to the Company or any other Restricted Subsidiary.

         Notwithstanding the foregoing, the Company may, and may permit any Restricted Subsidiary to, suffer to exist any such encumbrance or restriction:

         (1) imposed pursuant to any agreement in effect on the Closing Date (including the Senior Credit Facility);

         (2) imposed pursuant to an agreement relating to any Debt Incurred by a Person (other than a Restricted Subsidiary existing on the Closing Date or any Restricted Subsidiary carrying on any of the businesses of any such Restricted Subsidiary) prior to the date on which such Person became a Restricted Subsidiary and outstanding on such date and not Incurred in anticipation of becoming a Restricted Subsidiary, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired, provided that the Incurrence of such Debt is permitted by Section 301 hereof;

         (3) imposed pursuant to an agreement effecting a renewal, refunding or extension of Debt Incurred pursuant to an agreement referred to in clause (1) or (2) of this paragraph; provided, however, that the provisions contained in such renewal, refunding or extension agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement the subject thereof;

         (4) in the case of a restriction described in clause (3) of the preceding paragraph, contained in any security agreement (including a capital lease) securing Debt of a Restricted Subsidiary otherwise permitted under the Indenture, but only to the extent such restrictions restrict the transfer of the property subject to such security agreement;

         (5) in the case of a restriction described in clause (3) of the preceding paragraph, consisting of customary nonassignment provisions entered into in the ordinary course of business in leases and other contracts to the extent such provisions restrict the transfer or subletting of any such lease or the assignment of rights under any such contract;

         (6) contained in a franchise or other agreement entered into in the ordinary course of business with an automobile manufacturer and which has terms reasonably customary for such agreements between or among such automobile manufacturer, its dealers and/or the owners of such dealers;

         (7) with respect to a Restricted Subsidiary, imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, provided that such restriction terminates if such transaction is closed or abandoned; or

         (8) if such encumbrance or restriction is the result of applicable laws or regulations relating to the payment of dividends or distributions.

SECTION 304.  LIMITATION ON RANKING OF CERTAIN DEBT

         The Company:

         (1) may not Incur any Debt which by its terms is both subordinate in right of payment to any Senior Debt of the Company and senior in right of payment to the Notes;

         (2) may not permit any Subsidiary Guarantor to Incur any Debt which by its terms is both subordinate in right of payment to any Senior Debt of such Subsidiary Guarantor and senior in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor; and

         (3) may not permit any Restricted Subsidiary to Guarantee any Debt of the Company that is subordinate in right of payment to the Notes unless:

                  (a) the Guarantee by such Restricted Subsidiary of such other Debt shall be subordinated to such Restricted Subsidiary's Subsidiary Guarantee at least to the same extent as such Debt of the Company is subordinated to the Notes and

                  (b) such Restricted Subsidiary waives, and agrees that it will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee of such other Debt of the Company until the Notes have been paid in full.

For purposes of this Section 304, no Debt shall be deemed subordinate in right of payment to any other Debt solely by reason of such other Debt having the benefit of a security interest.

SECTION 305.  LIMITATION ON LIENS SECURING SUBORDINATED DEBT

         The Company may not, and may not permit any Restricted Subsidiary to, Incur or suffer to exist any Lien on or with respect to any property or assets now owned or hereafter acquired to secure any Debt that is expressly by its terms subordinate or junior in right of payment to any other Debt of the Company or such Restricted Subsidiary without making, or causing such Restricted Subsidiary to make, effective provision for securing the Notes or such Restricted Subsidiary's Subsidiary Guarantee (1) equally and ratably with such Debt as to such property or assets for so long as such Debt will be so secured or (2) in the event such Debt is subordinate in right of payment to the Notes or such Subsidiary Guarantee, prior to such Debt as to such property or assets for so long as such Debt will be so secured.

SECTION 306.  LIMITATION ON ASSET DISPOSITIONS

         (a) The Company may not, and may not permit any Restricted Subsidiary to, make any Asset Disposition in one or more related transactions unless:

         (1) the Company or the Restricted Subsidiary, as the case may be, receives consideration for such disposition at least equal to the fair market value for the assets sold or disposed of as determined by the Board of Directors of the Company in good faith and evidenced by a Board Resolution of the Company;

         (2) at least 80% of the consideration for such disposition consists of:

                  (a)      cash or Cash Equivalents;

                  (b) the assumption of Debt of the Company or such Restricted Subsidiary (other than Debt that is subordinated to the Notes or such Restricted Subsidiary's Subsidiary Guarantee) relating to such assets and release from all liability on the Debt assumed;

                  (c)      Replacement Assets; or

                  (d)      a combination of the foregoing;

         provided that the amount of any Liquid Securities received by the Company or such Restricted Subsidiary received as consideration that are converted into cash within 180 days of the closing of such Asset Disposition shall be deemed to be cash for purposes of this provision (to the extent of the cash received); and

         (3) all Net Available Proceeds, less any amounts invested within 360 days of such disposition in Replacement Assets, are applied within 360 days of such disposition:

                  (a) first, to the permanent repayment or reduction of Senior Debt of the Company then outstanding under any agreements or instruments which would require such application or prohibit payments pursuant to clause
                           (b) following,

                  (b) second, to the extent of remaining Net Available Proceeds, to make an Offer to Purchase outstanding Notes at 100% of their principal amount plus accrued interest to the date of purchase and, to the extent required by the terms thereof, any other Debt of the Company that is pari passu with the Notes at a price no greater than 100% of the principal amount thereof plus accrued interest to the date of purchase,

                  (c) third, to the extent of any remaining Net Available Proceeds following the completion of the Offer to Purchase, to the repayment of other Debt of the Company or Debt of a Restricted Subsidiary, to the extent permitted under the terms thereof and

                  (d) fourth, to the extent of any remaining Net Available Proceeds, to any other use as determined by the Company which is not otherwise prohibited by the Indenture.

Notwithstanding the foregoing, the Company shall not be required to make an Offer to Purchase pursuant to clause 3(b) above if the remaining Net Available Proceeds after giving effect to the application required by clause 3(a) is less than $10 million.

         (b) The Company will mail the Offer for an Offer to Purchase required pursuant to Section 306(a) not more than 360 days after consummation of the Asset Disposition referred to in

Section 306(a). The aggregate principal amount of the Securities to be offered to be purchased pursuant to the Offer to Purchase shall equal the Net Available Proceeds available therefor pursuant to Clause (3)(b) of Section 306(a) (rounded down to the next lowest integral multiple of $1,000). Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount.

         The Company shall not be entitled to any credit against its obligations in connection with any Offer to Purchase made pursuant to this Section 306 for the principal amount of any Securities acquired by the Company otherwise than pursuant to such Offer to Purchase.

         (c) Not later than the date of the Offer with respect to an Offer to Purchase pursuant to this Section 306, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the Purchase Amount, (ii) the allocation of the Net Available Proceeds from the Asset Disposition pursuant to which such Offer is being made, including, if any consideration consists of Replacement Assets or any amounts are invested in Replacement Assets, the actual assets acquired and a statement indicating the relationship of such assets to the business of the Company and (iii) the compliance of such allocation with the provisions of Section 306(a).

         The Company and the Trustee shall perform their respective obligations specified in the Offer for the Offer to Purchase. On or prior to the Purchase Date, the Company shall (i) accept for payment (on a pro rata basis, if necessary) Securities or portions thereof tendered pursuant to the Offer, (ii) deposit with the paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust as provided in Section 1003) of the Original Indenture money sufficient to pay the purchase price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee all Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The paying agent (or the Company, if so acting) shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

         (d) Notwithstanding the foregoing, this Section 306 shall not apply to any Asset Disposition which constitutes a transfer, conveyance, sale, lease or other disposition of all or substantially all of the Company's properties or assets within the meaning of Section 312 hereof.

SECTION 307. LIMITATION ON OWNERSHIP OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES

         The Company may not, and may not permit any Restricted Subsidiary to, issue, transfer, convey, lease or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary or securities convertible or exchangeable into, or options, warrants, rights or any other interest with respect to, Capital Stock (other than directors' qualifying shares) of a Restricted Subsidiary to any Person other than the Company or a Wholly Owned Restricted Subsidiary except in a transaction consisting of a sale of all of the Capital Stock of such Restricted Subsidiary owned by the Company and any Restricted Subsidiary and that complies with the provisions of Section 306 hereof to the extent such provisions apply.

SECTION 308.  TRANSACTIONS WITH AFFILIATES

         The Company may not, and may not permit any Restricted Subsidiary to, enter into any transaction (or series of related transactions) with an Affiliate of the Company or a Restricted Subsidiary, including any Investment, either directly or indirectly, unless such transaction is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate and is in the best interests of such Company or such Restricted Subsidiary. For any transaction that involves in excess of $1 million, a majority of the disinterested members of the Board of Directors of the Company shall determine that the transaction satisfies the above criteria and shall evidence such a determination by a Board Resolution of the Company filed with the Trustee. For any transaction that involves in excess of $10 million, the Company shall also obtain an opinion from a nationally recognized expert with experience in appraising the terms and conditions of the type of transaction (or series of related transactions) for which the opinion is required stating that such transaction (or series of related transactions) is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate of the Company, which opinion shall be filed with the Trustee.

         The foregoing requirements shall not apply to:

         (1) any transaction pursuant to agreements in effect on the Closing Date;

         (2) any employment agreement or employee benefit arrangements with any officer or director, including under any stock option or stock incentive plans, entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary or approved by a majority of the disinterested members of the Board of Directors;

         (3) transactions between or among the Company and/or its Restricted Subsidiaries;

         (4) payment of reasonable directors fees to Persons who are not otherwise employees of the Company;

         (5) indemnities of officers, directors and employees of the Company or any Subsidiary of the Company pursuant to bylaws, or statutory provisions or indemnification agreements or the purchase of indemnification insurance for any director or officer;

         (6) any Restricted Payment that is permitted to be made by Section 302 hereof; and

         (7) written agreements entered into or assumed in connection with acquisitions of other businesses with persons who were not Affiliates prior to such transactions.

         Notwithstanding the foregoing, the requirements set forth in the third sentence of the first paragraph of this Section 308 relating to an opinion from a nationally recognized expert shall not apply to leases of property or equipment entered into in the ordinary course of business.

SECTION 309.  CHANGE OF CONTROL

         (a) Upon the occurrence of a Change of Control each Holder of a Note shall have the right to have such Note repurchased by the Company on the terms and conditions precedent set forth in this Section 309 and the Indenture. The Company shall, within 30 days following the occurrence of a transaction resulting in a Change of Control, mail an Offer with respect to an Offer to Purchase all Outstanding Notes at a purchase price equal to 101% of their aggregate principal amount plus accrued interest to the Purchase Date (provided, however, that installments of interest whose Stated Maturity is on or prior to the Purchase Date shall be payable to the Holders of such Notes or one or more Predecessor Securities registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307 of the Original Indenture). Each Holder shall be entitled to tender all or any portion of the Notes owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount.

         (b) The Company and the Trustee shall perform their respective obligations specified in the Offer for the Offer to Purchase. Prior to the Purchase Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Offer, (ii) deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003 of the Original Indenture) money sufficient to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee all Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent (or the Company, if so acting) shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Purchase Price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note or Notes equal in principal amount to any unpurchased portion of the Note surrendered as requested by the Holder. Any Note not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

SECTION 310.  PAYMENTS FOR CONSENT

         The Company may not, and may not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Supplemental Indenture, the Original Indenture, the Notes or any Subsidiary Guarantee unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 311.  PROVISION OF FINANCIAL INFORMATION

         Whether or not the Company is required to be subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so required, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so required. The Company shall also in any event:

         (1) within 15 days of each Required Filing Date transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders, and file with the Trustee, copies (without exhibits) of the annual reports, quarterly reports and other documents which the Company files with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto or would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provisions thereto if the Company were required to be subject to such Sections and

         (2) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Holder and the Trustee.

SECTION 312.  MERGERS, CONSOLIDATIONS AND CERTAIN SALES OF ASSETS

         In addition to conditions set forth in Section 801 of the Original Indenture, the Company shall not, in a single transaction or a series of related transactions: (1) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into the Company or (2) directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of its assets unless:

         (1) immediately before and after giving pro forma effect to such transaction and treating any Debt which becomes an obligation of the Company or a Restricted Subsidiary as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary at the time of the transaction, no Event of Default or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and be continuing;

         (2) immediately after giving pro forma effect to such transaction, the Consolidated Net Worth of the Company (or other successor entity to the Company) is equal to or greater than that of the Company immediately prior to the transaction;

         (3) except in the case of any such consolidation or merger of the Company with or into a Wholly Owned Restricted Subsidiary, immediately after giving pro forma effect to such transaction and treating any Debt which becomes an obligation of the Company or a Restricted Subsidiary as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary at the time of the transaction, the Company (including any successor entity to the Company) could

                  Incur at least $1.00 of additional Debt pursuant to the provisions of the first paragraph of Section 301 hereof; and

         (4) if, as a result of any such transaction, property or assets of the Company or a Restricted Subsidiary would become subject to a Lien prohibited by the provisions of Section 305 hereof, the Company and/or such Restricted Subsidiary or the successor entity to the Company shall have secured the Notes or such Restricted Subsidiary's Subsidiary Guarantee, as applicable, as required by Section 305.

                -------------------------------------------------

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed all as of the day and year first above written.


                                       Group 1 Automotive, Inc.

                                       By /s/ B.B. Hollingsworth, Jr.
                                         ---------------------------------------
                                         B.B. Hollingsworth, Jr.
                                         Chairman, President and
                                         Chief Executive Officer

                                       Southwest Toyota, Inc.
                                       SMC Luxury Cars, Inc.
                                       McCall Automotive Group, Inc.
                                       Courtesy Nissan, Inc.
                                       Group 1 Ford, Inc.
                                       McKinney Dodge, Inc.
                                       Smith Automotive Group, Inc.
                                       Mike Smith Automotive-H, Inc.
                                       Mike Smith Automotive-N, Inc.
                                       Mike Smith Autoplaza, Inc.
                                       Mike Smith Autoplex, Inc.
                                       Mike Smith Autoplex Buick, Inc.
                                       Mike Smith Autoplex Dodge, Inc.
                                       Mike Smith Autoplex-German Imports, Inc.
                                       Mike Smith Autoplex-V, Inc.
                                       Mike Smith L/M, Inc.
                                       Mike Smith GM, Inc.
                                       Round Rock Nissan, Inc.
                                       Smith, Liu & Corbin, Inc.
                                       Smith, Liu & Kutz, Inc.
                                       Town North Imports, Inc.
                                       Town North Nissan, Inc.
                                       Town North Suzuki, Inc.
                                       Bob Howard Automotive-A, Inc.
                                       Bob Howard Automotive-H, Inc.
                                       Bob Howard Chevrolet, Inc.
                                       Bob Howard Dodge, Inc.
                                       Bob Howard Motors, Inc.
                                       Bob Howard Nissan, Inc.
                                       Howard Automotive Group, Inc.
                                       Howard Pontiac-GMC, Inc.
                                       Foyt Motors, Inc.
                                       Kingwood Motors-H, Inc.

                                      Koons Ford, Inc.
                                      Courtesy Ford, Inc.
                                      Perimeter Ford, Inc.
                                      Flamingo Ford, Inc.
                                      J. Carroll Management Group, Inc.
                                      MMK Interests, Inc.
                                      Highland Autoplex, Inc.
                                      Maxwell Texas Management, Inc.
                                      Casa Chevrolet Inc.
                                      Casa Chrysler Plymouth Jeep Inc.
                                      Johns Automotive Group, Inc.
                                      Luby Chevrolet Co.
                                      Kutz Auto Group, Inc.
                                      Bob Howard Automotive-East, Inc.
                                      GPI Atlanta, Inc.
                                      Mike Smith Autoplex-A, Inc.
                                      Mike Smith Motors, Inc.
                                      Mike Smith Imports, Inc.
                                      Sunshine Buick Pontiac GMC Truck, Inc.

                                      By /s/ Scott L. Thompson
                                        ---------------------------------------
                                        Scott L. Thompson
                                        Vice President

                                      Lubbock Automotive-M, Inc.
                                      Lubbock Auto Group, Inc.
                                      Group 1 Realty, Inc.

                                      By /s/ Scott L. Thompson
                                        ---------------------------------------
                                        Scott L. Thompson
                                        President

                                      Prestige Chrysler Plymouth Northwest, Ltd.
                                      Prestige Chrysler Plymouth South, Ltd.
                                      Maxwell Chrysler Plymouth Jeep Eagle, Ltd.

                                           By: MMK Interests, Inc.
                                               General Partner

                                      By /s/ Scott L. Thompson
                                        ---------------------------------------
                                        Scott L. Thompson
                                        Vice President

                                       Prestige Maxwell, Inc.
                                       Maxwell Holdings, Inc.
                                       Group 1 Holdings-T, Inc.
                                       Group 1 Holdings-GM, Inc.

                                       By /s/ Robert E. Howard II
                                         ---------------------------------------
                                         Robert E. Howard II
                                         President

                                       Maxwell Ford, Ltd.

                                             By: Maxwell Texas
                                                 Management, Inc..

                                       By /s/ Scott L. Thompson
                                         ---------------------------------------
                                         Scott L. Thompson
                                         Vice President

                                       Lubbock Motors-F, Ltd.
                                       Lubbock Motors-T, Ltd.
                                       Rockwall Automotive-F,    Ltd.
                                       Amarillo Motors-C, Ltd.
                                       Amarillo Motors-J, Ltd.
                                       Amarillo Motors-F, Ltd.

                                             By: Lubbock Motors, Inc.

                                       By /s/ Scott L. Thompson
                                         ---------------------------------------
                                         Scott L. Thompson
                                         President

                                       Chapparal Dodge, Ltd.
                                       Colonial Chrysler-Plymouth, Ltd.

                                             By: Kutz Auto Group, Inc.

                                       By /s/ Scott L. Thompson
                                         ---------------------------------------
                                         Scott L. Thompson
                                         Vice President

                                       Delaware Acquisition-CC, L.L.C.
                                       Delaware Acquisition-F, L.L.C.
                                       Delaware Acquisition-T, L.L.C.
                                       Delaware Acquisition-GM, L.L.C.


                                       By /s/ Robert E. Howard II
                                         ---------------------------------------
                                         Robert E. Howard II
                                         Manager

                                       IBJ Whitehall Bank & Trust Company

                                       By /s/ Louis Perez
                                         ---------------------------------------

                                     ANNEX A

                                 [Face of Note]


[Insert if the Security is a Global Security--THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANINg OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                      Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the Company (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]


                            Group 1 Automotive, Inc.

               10 7/8% Senior Subordinated Notes due March 1, 2009


No.                                                                  $
    ----------                                                         ---------

         Group 1 Automotive, Inc. a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________________________, or registered assigns, the principal sum of ___________________ Dollars on March 1, 2009, and to pay interest thereon from March 5, 1999 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 1 and September 1 in each year, commencing September 1, 1999, at the rate of 10.875% per annum, until the principal hereof is paid or made available for payment, provided that any principal and premium, and any such instalment of interest, which is overdue shall bear interest at the rate of 11.875% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 15 or August 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:


                                       Group 1 Automotive, Inc.

                                       By
                                         ---------------------------------------



Trustee's Certificate of Authentication

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                       IBJ Whitehall Bank & Trust Company,
                                                                      as Trustee

                                       By
                                         ---------------------------------------
                                                              Authorized Officer

                                [Reverse of Note]

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of March 5, 1999, as supplemented by the First Supplemental Indenture, dated as of March 5, 1999 (collectively herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), among the Company, the Subsidiary Guarantors named therein and IBJ Whitehall Bank and Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Subsidiary Guarantors, the Trustee, the holders of Senior Debt and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $100,000,000.

         The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days' notice by mail in the event that on or before March 1, 2002 the Company receives net proceeds from the sale of its Common Stock in one or more Equity Offerings, in which case the Company may, at its option, use all or a portion of any such net proceeds to redeem Securities in an aggregate principal amount of up to $35,000,000, provided, however, that at least $65,000,000 in an aggregate principal amount of Securities remain outstanding after each such redemption. Any such redemption must occur on a Redemption Date within 75 days of any such sale at a Redemption Price of 110.875% of the principal amount of the Securities, together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

         The Securities of this series are further subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at any time on or after March 1, 2004, as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount):
If redeemed during the 12-month period beginning March 1 of the years indicated:


         Year               Redemption Price
         ----               ----------------

         2004                   105.438%

         2005                   103.625%

         2006                   101.813%


and thereafter at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued interest to the Redemption Date, but interest instalments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

         In the event of redemption or repurchase of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Company, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

         As provided in the Indenture and subject to certain limitations therein set forth, the obligations of the Company under this Security are guaranteed on a senior subordinated basis pursuant to the Subsidiary Guarantees endorsed hereon. The Indenture provides that a Subsidiary Guarantor shall be released from its Subsidiary Guarantee upon compliance with certain conditions.

         The Indenture contains provisions for Defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased in its entirety pursuant to Section 306 or 309 of the First Supplemental Indenture, check the box:

                                       [ ]

         If you want to elect to have only a part of this Security purchased pursuant to Section 306 or 309 of the First Supplemental Indenture, state the amount: $


Dated:       Your Signature:
                            -------------------------------------------------
             (Sign exactly as name appears on the other side of this Security)


Signature Guarantee:
                    ---------------------------------------------------------
                    (Signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in a "signature guarantee program" as may be determined by the Registrar, all in accordance with the Securities Exchange Act of 1934, as amended)

                                 ASSIGNMENT FORM


          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
                              and transfer(s) unto


Please Insert Social Security or Employer
Identification Number of Assignee

-----------------------------------------------------

-----------------------------------------------------


--------------------------------------------------------------------------------
                   Please Print or Typewrite Name and Address,
                     Including Postal Zip Code, of Assignee

--------------------------------------------------------------------------------
the within Senior Subordinated Note and all rights thereunder, and hereby irrevocably constituting and appointing


------------------------------------------------------------------------attorney to Transfer said Senior Subordinated Note on the books of the Company, with full power of substitution in the premises.

Dated:                            Signature:
       -----------------------               -----------------------------------

Notice: The Signature to this assignment must correspond with the name as it appears upon the face of the within note in every particular, without alteration or enlargement of any change whatever.


Signature Guarantee:
                    --------------------------------------------------------
                    (Signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in a "signature guarantee program" as may be determined by the Registrar, all in accordance with the Securities Exchange Act of 1934, as amended)

                              SUBSIDIARY GUARANTEE

         For value received, each of the Subsidiary Guarantors named (or deemed herein to be named) below hereby jointly and severally fully and unconditionally guarantees to the Holder of the Security upon which this Subsidiary Guarantee is endorsed, and to the Trustee on behalf of such Holder, the due and punctual payment of the principal of (and premium, if any) and interest on such Security when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption, offer to purchase or otherwise, according to the terms thereof and of the Indenture referred to therein and to cover all the rights of the Trustee under Section 607. In case of the failure of the Company punctually to make any such payment, each of the Subsidiary Guarantors hereby jointly and severally agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, call for redemption, offer to purchase or otherwise, and as if such payment were made by the Company.

         Each of the Subsidiary Guarantors hereby jointly and severally agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, the validity, regularity or enforceability of such Security or the Indenture, the absence of any action to enforce the same or any release, amendment, waiver or indulgence granted to the Company or any other guarantor, or any consent to departure from any requirement of any other guarantee of all or of any of the Securities of this series, or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such release, amendment, waiver or indulgence shall, without the consent of such Subsidiary Guarantor, increase the principal amount of such Security, or increase the interest rate thereon, or alter the Stated Maturity thereof. Each of the Subsidiary Guarantors hereby waives the benefits of diligence, presentment, demand of payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other lien on any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in such Security and in this Subsidiary Guarantee. Each Subsidiary Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default with respect to Securities of this series, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Securities of this series, to collect interest on the Securities of this series, or to enforce or exercise any other right or remedy with respect to the Securities of this series, such Subsidiary Guarantor agrees to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

         The indebtedness of each Subsidiary Guarantor evidenced by this Subsidiary Guarantee is, to the extent provided in the Indenture, subordinate in right of payment to the prior payment in full of all Senior Debt of such Subsidiary Guarantor, and the Subsidiary Guarantee of each Subsidiary Guarantor is issued subject to the provisions of the Indenture with respect thereto.

         No reference herein to the Indenture and no provision of this Subsidiary Guarantee or of the Indenture shall alter or impair the Subsidiary Guarantee of any Subsidiary Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal (and premium, if any) and interest on the Security upon which this Subsidiary Guarantee is endorsed.

         Each Subsidiary Guarantor shall be subrogated to all rights of the Holder of this Security against the Company in respect of any amounts paid by such Subsidiary Guarantor on account of this Security pursuant to the provisions of its Subsidiary Guarantee or the Indenture; provided, however, that such Subsidiary Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any) and interest on this Security and all other Securities of this series issued under the Indenture shall have been paid in full.

         This Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities of this series is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any Holder of the Securities of this series, whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities of this series shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         The Subsidiary Guarantors or any particular Subsidiary Guarantor shall be released from this Subsidiary Guarantee upon the terms and subject to certain conditions provided in the Indenture.

         By delivery of a Supplemental Indenture to the Trustee in accordance with the terms of the Indenture, each Person that becomes a Subsidiary Guarantor after the date of first issuance of the Securities of this series will be deemed to have executed and delivered this Subsidiary Guarantee for the benefit of the Holder of the Security upon which this Subsidiary Guarantee is endorsed with the same effect as if such Subsidiary Guarantor was named below and has executed and delivered this Subsidiary Guarantee.

         All terms used in this Subsidiary Guarantee which are defined in the Indenture referred to in the Security upon which this Subsidiary Guarantee is endorsed shall have the meanings assigned to them in such Indenture.

         This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Subsidiary Guarantee is endorsed shall have been executed by the Trustee under the Indenture by manual signature.

         Reference is made to the Indenture for further provisions with respect to this Subsidiary Guarantee.

         This Subsidiary Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, each of the Subsidiary Guarantors has caused this Subsidiary Guarantee to be duly executed.

                                       Southwest Toyota, Inc.
                                       SMC Luxury Cars, Inc.
                                       McCall Automotive Group, Inc.
                                       Courtesy Nissan, Inc.
                                       Group 1 Ford, Inc.
                                       McKinney Dodge, Inc.
                                       Smith Automotive Group, Inc.
                                       Mike Smith Automotive-H, Inc.
                                       Mike Smith Automotive-N, Inc.
                                       Mike Smith Autoplaza, Inc.
                                       Mike Smith Autoplex, Inc.
                                       Mike Smith Autoplex Buick, Inc.
                                       Mike Smith Autoplex Dodge, Inc.
                                       Mike Smith Autoplex-German Imports, Inc.
                                       Mike Smith Autoplex-V, Inc.
                                       Mike Smith L/M, Inc.
                                       Mike Smith GM, Inc.
                                       Round Rock Nissan, Inc.
                                       Smith, Liu & Corbin, Inc.
                                       Smith, Liu & Kutz, Inc.
                                       Town North Imports, Inc.
                                       Town North Nissan, Inc.
                                       Town North Suzuki, Inc.
                                       Bob Howard Automotive-A, Inc.
                                       Bob Howard Automotive-H, Inc.
                                       Bob Howard Chevrolet, Inc.
                                       Bob Howard Dodge, Inc.
                                       Bob Howard Motors, Inc.
                                       Bob Howard Nissan, Inc.
                                       Howard Automotive Group, Inc.
                                       Howard Pontiac-GMC, Inc.
                                       Foyt Motors, Inc.
                                       Kingwood Motors-H, Inc.
                                       Koons Ford, Inc.
                                       Courtesy Ford, Inc.
                                       Perimeter Ford, Inc.
                                       Flamingo Ford, Inc.

                                     J. Carroll Management Group, Inc.
                                     MMK Interests, Inc.
                                     Highland Autoplex, Inc.
                                     Maxwell Texas Management, Inc.
                                     Casa Chevrolet Inc.
                                     Casa Chrysler Plymouth Jeep Inc.
                                     Johns Automotive Group, Inc.
                                     Luby Chevrolet Co.
                                     Kutz Auto Group, Inc.
                                     Bob Howard Automotive-East, Inc.
                                     GPI Atlanta, Inc.
                                     Mike Smith Autoplex-A, Inc.
                                     Mike Smith Motors, Inc.
                                     Mike Smith Imports, Inc.
                                     Sunshine Buick Pontiac GMC Truck, Inc.
                                     Lubbock Automotive-M, Inc.
                                     Lubbock Auto Group, Inc.
                                     Group 1 Realty, Inc.
                                     Prestige Chrysler Plymouth Northwest, Ltd.
                                     Prestige Chrysler Plymouth South, Ltd.
                                     Maxwell Chrysler Plymouth Jeep Eagle, Ltd.
                                     Prestige Maxwell, Inc.
                                     Maxwell Holdings, Inc.
                                     Group 1 Holdings-T, Inc.
                                     Group 1 Holdings-GM, Inc.
                                     Maxwell Ford, Ltd.
                                     Lubbock Motors-F, Ltd.
                                     Lubbock Motors-T, Ltd.
                                     Rockwall Automotive-F,    Ltd.
                                     Amarillo Motors-C, Ltd.
                                     Amarillo Motors-J, Ltd.
                                     Amarillo Motors-F, Ltd.
                                     Chapparal Dodge, Ltd.
                                     Colonial Chrysler-Plymouth, Ltd.
                                     Delaware Acquisition-CC, L.L.C.
                                     Delaware Acquisition-F, L.L.C.
                                     Delaware Acquisition-T, L.L.C.
                                     Delaware Acquisition-GM, L.L.C.

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